Exhibit 99.1

Digital Realty Completes Combination with InterXion

Strategic Transaction Establishes Combined Company as Leading Global Provider

of Data Center Solutions with Enhanced Presence in Major European Metro Areas

SAN FRANCISCO, CA – March 13, 2020 – Digital Realty (NYSE: DLR), a leading global provider of cloud- and carrier-neutral data center, colocation and interconnection solutions, announced today it has completed the previously announced combination with Interxion. The transaction was consummated promptly following expiration of the related exchange offer at 12:01 a.m. EDT on March 12, 2020, in which 70,862,736 shares of InterXion, representing approximately 92.3% of total shares outstanding, were tendered.

“We are pleased to have closed our combination with Interxion,” said Digital Realty Chief Executive Officer A. William Stein. “This powerful combination builds upon Digital Realty’s established foundation of serving market demand for colocation, scale and hyperscale requirements in the Americas, EMEA and Asia Pacific and leverages Interxion’s European colocation and interconnection expertise, enhancing the combined company’s capabilities to enable customers to solve for the full spectrum of data center requirements across a global platform. The combination of our two organizations establishes a global platform that we believe will significantly enhance our ability to create long-term value for customers, shareholders and employees of both companies.”

Treatment of Untendered Shares of InterXion

Since less than 95% of Interxion’s total shares outstanding were acquired in the exchange offer, non-tendering holders of InterXion shares will receive shares of Digital Realty common stock (and/or cash in lieu of fractional shares of Digital Realty common stock) pursuant to a liquidation distribution, which is generally subject to a 15% Dutch dividend withholding tax. In addition, shares held by non-tendering InterXion shareholders will no longer be tradable on any stock exchange and are subject to transfer restrictions, including requiring a Dutch notarial deed of transfer.

About Digital Realty

Digital Realty supports the data center, colocation and interconnection strategies of customers across the Americas, EMEA and APAC, ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare and consumer products. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and Twitter.

For Additional Information

Andrew P. Power

Chief Financial Officer

Digital Realty

(415) 738-6500

Investor Relations

John J. Stewart / Jim Huseby

(415) 738-6500

InvestorRelations@digitalrealty.com

Media Inquiries

John Christiansen / Reze Wong / Celia de Pentheny O’Kelly

Sard Verbinnen & Co

(415) 618-8750

DigitalRealty-SVC@SARDVERB.com

Note Regarding Forward-Looking Statements

Digital Realty cautions that statements in this communication that are forward-looking, and provide other than historical information, involve risks, contingencies and uncertainties that may impact actual results of operations of Digital Realty, InterXion and the combined company. These forward-looking statements include, among other things, statements about the offer and completion of the proposed transactions contemplated by the purchase agreement between them. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous risks, contingencies and uncertainties, including, among others: the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the combination; the possibility that the expected synergies from the combination will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies; disruption from the combination making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time and attention on the combination; adverse changes in the markets in which Digital Realty and InterXion operate or credit markets; and changes in the terms, scope or timing of contracts, contract cancellations, and other modifications and actions by customers and other business counterparties of Digital Realty and InterXion. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on forward-looking statements. For a more complete discussion of these and other risk factors, please see (i) Digital Realty’s filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2019 and (ii) InterXion’s filings with the SEC, including its annual report on Form 20-F for the year ended December 31, 2018 and its subsequent reports on Form 6-K. This communication reflects the views of Digital Realty’s management as of the date hereof. Except to the extent required by applicable law, Digital Realty undertakes no obligation to update or revise any forward-looking statement.